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                                                                 Exhibit (23)(d)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-32229, 333-58686, 333-76347), S-3 (Nos.
333-125553, 333-52560, 333-120611, 333-27849, 333-37241, 333-74958, 333-45556,
333-119256) and S-4 (No. 33-60007, 33-55805) of CMS Energy Corporation of our reports dated respectively February 11, 2005 and February 10, 2004 relating to the 2004 and 2003 financial statements of Jorf Lasfar Energy Company S.C.A. which appear in the CMS Energy Corporation Form 10-K for the year ended December 31, 2005.

/s/ Price Waterhouse

Casablanca, Morocco
February 22, 2006